UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 22, 2016

Tiger X Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 305-575-4100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 22, 2016, Tiger X Medical, Inc. (the “Company”), Icicle Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), BioCardia, Inc., a Delaware corporation (“BioCardia”), Jay Moyes, as representative of BioCardia’s stockholders and option holders (the “BioCardia Securityholders”), and Steven Rubin, as the initial representative of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into BioCardia, with BioCardia continuing as the surviving company under the name “BioCardia, Inc.” (the “Merger”). Subject to the satisfaction of customary and other closing conditions described below, we expect the Merger to close in the third quarter of 2016.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each of the shares of BioCardia’s common stock, par value $0.001 per share (the “BioCardia Common Stock”), issued and outstanding immediately prior to the Effective Time, including shares of BioCardia Common Stock underlying outstanding BioCardia preferred stock and convertible notes (which shall be converted immediately prior to the Effective Time), shall be converted into the right to receive such number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to the Exchange Ratio (as defined in the Merger Agreement) (such shares, the “Merger Consideration”). In aggregate, we expect to issue approximately 230 million shares of our Common Stock in the Merger, subject to a net cash adjustment as described in the Merger Agreement. Furthermore, the parties have agreed to hold back 20% of the Merger Consideration in connection with a cash adjustment true-up and in connection with BioCardia’s indemnification obligations. Current Company stockholders will retain approximately 230 million shares of the Company’s Common Stock.

At the Effective Time, (i) the Company shall assume BioCardia’s stock option plan and equity incentive plan and (ii) each option to purchase shares of BioCardia Common Stock, whether vested or unvested, issued and outstanding immediately prior to the Effective Time shall be assumed by the Company and converted into an option to purchase the number of shares of Common Stock equal to the number of shares of BioCardia Common Stock underlying such option immediately before the Effective Time multiplied by the Preliminary Exchange Ratio (as defined in the Merger Agreement) at the Adjusted Exercise Price (as defined in the Merger Agreement) for such assumed option. All of the other terms and conditions applicable to such assumed and converted options, including with respect to vesting, shall continue to apply after the Effective Time.

Pursuant to the Merger Agreement, holders of warrants to purchase BioCardia Common Stock will be permitted to exercise such warrants conditioned upon the consummation of the Merger. Any unexercised warrants shall be cancelled at the Effective Time for no consideration or payment. Any holder of a BioCardia warrant who exercises such warrant pursuant to the Merger Agreement prior to the Effective Time shall be treated as a holder of BioCardia Common Stock in the Merger with respect to any capital stock issued upon exercise. At the Effective Time, each share of Merger Sub common stock issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive one share of common stock of the surviving company.

The Merger Agreement contains customary representations and warranties regarding the operation of the business of the Company and BioCardia prior to closing. The closing of the Merger is conditioned upon, among other things, (i) the approval of the Merger Agreement and all of the transactions contemplated therein by the stockholders of BioCardia (which such approval has been delivered), (ii) the conversion of all outstanding shares of BioCardia preferred stock into BioCardia Common Stock prior to the Effective Time, (iii) the conversion of all outstanding principal and accrued interest under BioCardia’s convertible promissory notes into BioCardia Common Stock prior to the Effective Time, (iv) the absence of laws or orders prohibiting the Merger, (v) the receipt of all required executed lock-up agreements, (vi) BioCardia having at least $3.5 million of Company Net Cash (as defined in the Merger Agreement), (vii) the Company having at least $19.5 million of Parent Net Cash (as defined in the Merger Agreement), (viii) BioCardia’s delivery of audited financial statements for its prior two fiscal years and certain other financial statements, in form and substance reasonably satisfactory to the Company, and (ix) fewer than 20% of the outstanding shares of BioCardia Common Stock being Dissenting Shares (as defined in the Merger Agreement). The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct in all material respects, the other party having performed its obligations under the Merger Agreement and BioCardia having not suffered a material adverse effect.

Pursuant to the Merger Agreement, either party may terminate the Merger Agreement (i) upon material breach of the Merger Agreement by the other party that is not cured within thirty (30) days after written notice thereof is delivered, (ii) any law is enacted or any injunction is issued by a court of competent jurisdiction that prohibits the consummation of the Merger, and (iii) if the Merger is not consummated by October 21, 2016.

Upon completion of the Merger, we will acquire and continue the existing business operations of BioCardia as a publicly-traded company under the name BioCardia, Inc. Our pre-Merger assets, consisting of approximately $19.5 million in cash, will be used to support the business of BioCardia following the Merger.

The shares of Common Stock and options to be issued in connection with the Merger are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), in accordance with Section 4(a)(2) of the Act and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

The description of the proposed Merger in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

On August 23, 2016, the parties issued a press release announcing entry into the Merger Agreement, a copy of which is attached to this report as Exhibit 99.1 and is incorporated into this report by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this report:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger dated as of August 22, 2016, by and among the Company, BioCardia, Merger Sub, Jay Moyes, as the representative of BioCardia Securityholders, and Steven Rubin, as initial representative of the Company.

99.1	Press release dated August 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tiger X Medical, Inc.

August 25, 2016	By:	/s/ Steven Rubin
Name: Steven Rubin
Title: Interim CEO

Exhibit Index

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger dated as of August 22, 2016, by and among the Company, BioCardia, Merger Sub, Jay Moyes, as the representative of BioCardia Securityholders, and Steven Rubin, as initial representative of the Company.

99.1	Press release dated August 23, 2016.

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